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Exhibit 5.3

SEWARD & KISSEL LLP
1200 G STREET, N.W.
WASHINGTON, D.C. 20005
TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184 WWW.SEWKIS.COM	ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004 TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421

        We hereby consent to the use of our name in the Registration Statement on Form F-10 filed by Sprott Physical Gold Trust (the "Trust") on March 21, 2011, as such may thereafter be amended or supplemented, and in the base prospectus contained therein, under the caption "Legal Matters", without admitting we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Washington, D.C. March 22, 2011
Very truly yours,
/s/ Seward & Kissel LLP Seward & Kissel LLP

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  Exhibit 5.3